Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of Advanced Photonix, Inc.
Ann Arbor, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-120317, No. 333-128706, No. 333-132976, No. 333-147802, No. 333-170607, No. 133-171390, and No. 333-195689) and Form S-8 (No. 333-08972, No. 333-95301, No. 333-57068, No. 333-124708 and No. 333-147012) of Advanced Photonix, Inc. of our report dated June 30, 2014 relating to the consolidated financial statements and schedule which appear in this Form 10-K.

/s/ BDO USA, LLP
Troy, Michigan
June 30, 2014